UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                  Date of Report: September 29, 2010
                 (Date of earliest event reported)


                           AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

      Nevada                      333-155059                 61-1604254
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

                               Suite 200
                       871 Coronado Center Drive
                        Henderson, NV 89052
              (Address of principal executive offices (zip code)

                            775-996-2210
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 8.01   OTHER EVENTS

On November 2, 2010, the registrant entered into a letter agreement with M. Kirk Ludwick. Pursuant to the agreement, the registrant shall pay Mr. Ludwick a finder's fee for an introduction to Bejing State Grid Golden Port Investment Consulting, Inc. regarding entering into one or more understandings or agreements of any kind or character with Bejing State Grid Golden Port Investment Consulting, Inc. (or a one or more of parent, subsidiary, affiliated companies or any other entity utilized to conclude a transaction) for any purpose(s) whatsoever including, but not limited to, leasing, sale, production, processing, refining, manufacturing, transportation, construction, loan, partnership, joint venture or otherwise.

  In the event the registrant engages in any transaction described above at any time commencing from the date of the letter agreement and continuing for a period of three (3) years thereafter, the registrant agrees to pay the fees as follows:

   (a) four and one-half percent (4.5%) of the total cash or total value of each Transaction. The total value of each transaction shall include, but not be limited to, financings, payments, investments, advance payments or payments made for the benefit of the registrant, construction, manufacturing, or otherwise from, by or through Bejing State Grid Golden Port Investment Consulting, Inc. By way of illustration, if a transaction provides for a $4,000,000.00 investment, then the referral fee would be $180,000.00. Payment in full of the referral fee shall be made within thirty (30) days of the first to occur of (i) the execution of the first document evidencing any such Transaction or (ii) transfer of any monies.

   (b) a two percent (2%) override interest in any and all lithium (in any form or character) extracted/mined/produced or otherwise from any Amerilithium property /holding worldwide which is part of any transaction. The override fee shall continue for a period of fifteen
(15) years commencing as of the first date of lithium production relating to a transaction. The override fee shall be paid monthly within sixty (60) days of such extraction/mining/production together with copies of any and all related documentation related to the same in a kind and amount standard within the mining industry providing similar information to partners.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99 Letter of Engagement by and between the registrant and M. Kirk Ludwick dated November 2, 2010

Dated:  November 11, 2010

AMERILITHIUM CORP.

By:     /s/Matthew Worrall
        ------------------
Name:   Matthew Worrall
Title:  Chief Executive Officer